UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN	46204
(Address of principal executive offices)	(Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Kite Realty Group Trust (the “Company”) held a Special Meeting of Shareholders on June 24, 2014 (the “Special Meeting”).  At the Special Meeting, the shareholders voted to approve the issuance of the Company’s common shares of beneficial interest (“Common Shares”) to the stockholders of Inland Diversified Real Estate Trust, Inc. (“Inland Diversified”) pursuant to the Agreement and Plan of Merger dated as of February 9, 2014 by and among the Company, KRG Magellan, LLC, and Inland Diversified (the “Merger Agreement”) under which Inland Diversified will merge with and into KRG Magellan, LLC, with KRG Magellan, LLC continuing as the surviving entity and a wholly owned subsidiary of the Company. The final number of shares voted for, against, and abstaining on this proposal was as follows:

	For	Against	Abstain

Approval of the issuance of Common Shares to the stockholders of Inland Diversified pursuant to the Merger Agreement	121,682,514	36,739	144,299

*                                         There were no Broker Non-Votes related to the issuance of the Common Shares.

At the Special Meeting, the shareholders voted to approve an amendment to the Company’s Articles of Amendment and Restatement of Declaration of Trust, as amended, to increase the total number of authorized Common Shares of the Company from 200,000,000 to 450,000,000. The final number of shares voted for, against, and abstaining on this proposal was as follows:

	For	Against	Abstain

Approval of an amendment to increase the total number of authorized Common Shares of the Company from 200,000,000 to 450,000,000	119,548,144	2,203,317	112,091

*                                         There were no Broker Non-Votes related to the amendment to increase the total number of authorized Common Shares.

Item 8.01 Other Events.

On June 24, 2014, the Company issued a press release announcing the results of the special meeting. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Kite Realty Group Trust on June 24, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

June 24, 2014	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Kite Realty Group Trust on June 24, 2014